Exhibit 99.1

Press Release

UnitedAuto Group, Inc.
2555 Telegraph Rd.
Bloomfield Hills MI 48302-0954

Contact:	Roger Penske	Jim Davidson	Tony Pordon
	Chairman	Executive VP — Finance	Vice President — Investor Relations
	248-648-2400	201-325-3303	248-648-2540
		jdavidson@unitedauto.com	tony.pordon@unitedauto.com

UNITEDAUTO REPORTS RECORD FIRST QUARTER

Q1 Revenues Increase 25.5% to $2.0 Billion

Q1 Income from Continuing Operations Increases 8.6% to $16.8 Million

Q1 Earnings Per Share from Continuing Operations Increases 5.1% to $0.41 Per Share

Q1 Same Store Retail Revenues Increase 3.4% and Related Gross Profit Increases 3.9%

     DETROIT, MI, APRIL 28, 2003 — United Auto Group, Inc. (NYSE: UAG), a FORTUNE 500 automotive specialty retailer, today announced results for first quarter 2003, including growth in revenues, gross profit and operating income. First quarter revenues increased 25.5% to a record $2.0 billion. Revenue growth was driven by increases in same store sales for new retail vehicles, used retail vehicles, service and parts, and finance and insurance of 2.4%, 4.2%, 6.2% and 11.6%, respectively.

     Income and earnings per share from continuing operations increased 8.6% and 5.1% to a record $16.8 million and $0.41, respectively. Including the cumulative effect of a change in accounting principle, as required by recently defined accounting principles (EITF 02-16) relating to floor plan and advertising credits provided by automotive manufacturers, net income and earnings per share were $13.7 million and $0.34, respectively. Earnings per share reflect a 4.4% increase in weighted average shares outstanding.

     Chairman Roger Penske commented, “UnitedAuto performed well despite the economic, political and weather related challenges in the first quarter. Although the U.S. market saw a 4.4% decline in new unit sales during the first quarter, our operating strategy and the strength of our brand mix resulted in a 2.4% increase in same store new retail revenue. I am also pleased that we grew our same store service and parts revenue 6.2% in the quarter, as the additional capacity provided by our facility investment program continues to pay dividends. We expect to see continued expansion of this element of our business in the future. In addition, our margin on service and parts business continued its growth, increasing 1.8 percentage points during the first quarter to 47.8%. We reiterate our earnings projection of $1.96-$2.06 per share (excluding the cumulative effect of the change in accounting principle), with a second quarter estimate of $0.55-$0.60 per share. Our estimates are based upon 41.2 million weighted average shares outstanding and same store retail revenue growth of 2% to 4%.”

     UnitedAuto, which has pursued a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 129 franchises in the United States and 71 franchises internationally, primarily in the United Kingdom. UnitedAuto dealerships sell new and used vehicles, and market a complete line of aftermarket automotive products and services.

     UnitedAuto will host a conference call discussing financial results relating to first quarter 2003 on Monday, April 28, 2003 at 2 P.M. Eastern time. Advance registration is not required. Participants must call (800) 553-0351 (International, please call (612) 332-0530). Calls need to be made shortly before the call is to commence. The call will also be simultaneously broadcast live over the Internet through the UnitedAuto website at www.unitedauto.com.

     Statements in this press release may involve forward-looking statements, including forward-looking statements regarding UnitedAuto’s future sales and earnings growth potential. Actual results may vary materially because of risks and uncertainties, including external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about UnitedAuto’s business, markets, conditions and other uncertainties which could affect UnitedAuto’s future performance, which are contained in UnitedAuto’s Form 10-K for the year ended December 31, 2002 and its other filings with the Securities and Exchange Commission and which are incorporated into this press release by reference.

Media Contact:
Phillip M. Hartz
Senior VP — Corporate Communications
248-648-2610

UNITED AUTO GROUP, INC.
Consolidated Statements of Income (Unaudited)
(Amounts In Thousands, Except Per Share Data)

	First Quarter

	2003	2002

New Vehicles	$1,116,662	$946,309
Used Vehicles	445,666	299,917
Finance and Insurance	48,830	37,714
Service and Parts	214,681	162,538
Fleet	29,404	31,324
Wholesale	121,568	97,130

Total Revenues	1,976,811	1,574,932
Cost of Sales	1,689,659	1,346,792

Gross Profit	287,152	228,140
SG&A Expenses	239,310	185,683

Operating Income	47,842	42,457
Floor Plan Interest Expense	(9,088)	(8,299)
Other Interest Expense	(10,350)	(7,868)

Income from Continuing Operations Before Minority
Interests and Income Tax Provision	28,404	26,290
Minority Interests	(393)	(416)
Income Tax Provision	(11,220)	(10,416)

Income from Continuing Operations	16,791	15,458
Income from Discontinued Operations, Net of Tax	—	253

Income Before Cumulative Effect of Accounting Change	16,791	15,711
Cumulative Effect of Accounting Change (a)	(3,058)	—

Net Income	$13,733	$15,711

Income from Continuing Operations Per Diluted Share	$0.41	$0.39

Cumulative Effect of Accounting Change on Diluted EPS	($0.07)	—

Diluted EPS	$0.34	$0.40

Diluted Weighted Average Shares Outstanding	40,920	39,196

EBITDA (b)	$46,115	$38,557

(a)	Represents a cumulative accounting change resulting from the adoption of EITF 02-16, “Accounting by a Customer (including a Reseller) for Certain Consideration Received from a Vendor”.

(b)	EBITDA is defined as income from continuing operations before minority interests, income tax provision, other interest expense, depreciation and amortization. While EBITDA should not be construed as a substitute for income from continuing operations or as a better measure of liquidity than cash flows from operating activities, which are determined in accordance with U.S. GAAP, it is included in this press release to provide additional information regarding the amount of cash our business is generating. This measure may not be comparable to similarly titled measures reported by other companies. Following is a reconciliation of income from continuing operations before minority interests and income tax provision and EBITDA:

	First Quarter

	2003	2002

Income from continuing operations before minority interests and income tax provision	$28.4	$26.3
Other interest expense	10.4	7.9
Depreciation and amortization	7.3	4.4

EBITDA	$46.1	$38.6

UNITED AUTO GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Thousands)

	3/31/03	12/31/02

	(unaudited)
Assets
Cash and Cash Equivalents	$11,468	$8,069
Accounts Receivable, Net	324,791	319,625
Inventories	1,087,397	973,185
Other Current Assets	40,260	27,869

Total Current Assets	1,463,916	1,328,748
Property and Equipment, Net	346,837	313,496
Goodwill	951,302	945,303
Other Intangibles, Net	36,025	36,025
Other Assets	77,873	66,742

Total Assets	$2,875,953	$2,690,314

Liabilities and Stockholders’ Equity
Floor Plan Notes Payable	1,000,466	$907,903
Accounts Payable and Accrued Expenses	294,246	276,593
Current Portion Long - Term Debt	5,115	14,979

Total Current Liabilities	1,299,827	1,199,475
Long - Term Debt (a)	715,110	651,256
Other Long-Term Liabilities	148,689	135,141

Total Liabilities	2,163,626	1,985,872
Stockholders’ Equity	712,327	704,442

Total Liabilities and Stockholders’ Equity	$2,875,953	$2,690,314

(a)	Undrawn capacity under the Company’s credit facilities amounted to approximately $344 million as of March 31, 2003.

UNITED AUTO GROUP, INC.
Selected Data

	First Quarter

	2003	2002

Units
New Retail Units	38,958	34,689
Used Retail Units	21,877	17,298

Total Retail Units	60,835	51,987

Same Store Retail Revenue
New Vehicles	$901,262	$880,553
Used Vehicles	282,134	270,773
Finance and Insurance	36,146	32,402
Service and Parts	162,607	153,182

Total Same Store Retail Revenue	$1,382,149	$1,336,910

Same Store Retail Revenue Growth
New Vehicles	2.4%	7.3%
Used Vehicles	4.2%	2.3%
Finance and Insurance	11.6%	12.4%
Service and Parts	6.2%	7.7%
Revenue Mix
New Vehicles	56.5%	60.1%
Used Vehicles	22.5%	19.0%
Finance and Insurance	2.5%	2.4%
Service and Parts	10.9%	10.3%
Fleet	1.5%	2.0%
Wholesale	6.1%	6.2%
Retail Gross Margin — by Product
New Vehicles	8.4%	8.6%
Used Vehicles	9.5%	11.2%
Finance and Insurance	100.0%	100.0%
Service and Parts	47.8%	46.0%
Gross Profit per Transaction
New Vehicles	$2,411	$2,351
Used Vehicles	1,932	1,936
Finance and Insurance	803	725
Brand Mix:
Toyota/Lexus	22%	26%
BMW	14%	8%
Honda/Acura	12%	12%
General Motors	11%	14%
Mercedes	9%	7%
Chrysler	9%	10%
Nissan/Infiniti	5%	7%
Ford	4%	6%
Other	14%	10%
Debt to Total Capital Ratio	50%	47%

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